Exhibit 99.1

Contacts:
Geoff Clear	Parna Sarkar
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3135
gclear@irobot.com	psarkar@irobot.com
iRobot Reports Fourth Quarter and Fiscal Year 2005 Financial Results
BURLINGTON, Mass., Feb. 14, 2006 – iRobot Corp. (NASDAQ: IRBT) today announced its financial results for the fourth quarter and fiscal year ended Dec. 31, 2005. iRobot specializes in behavior-based robots that help people complete dull, dirty or dangerous tasks with better results, whether it is cleaning floors or disarming explosive devices.
Highlights for the fourth quarter of Fiscal 2005 include:
•	Revenues for Q4 of Fiscal 2005 grew 24 percent to $46.5 million, as compared to $37.5 million for the same quarter one year ago.
•	Gross profit in Q4 of Fiscal 2005 grew 60 percent to $16.4 million (35.4 percent of sales), as compared to $10.3 million (27.4 percent of sales) in Q4 of Fiscal 2004. This growth in gross profit as a percent of sales represents an improvement of 8 percentage points in Q4 of Fiscal 2005 when compared to Q4 of Fiscal 2004.
•	The launch of the iRobot Scooba™ Floor Washing Robot. The Scooba has already won several prestigious awards, including the International Consumer Electronics Showcase “Best of Innovations Design and Engineering” Award for 2005 in the Home Appliance category and has been named as one of TIME Magazine’s Most Amazing Inventions of 2005.
•	The award of a $2.1 million contract from the Technical Support Working Group (TSWG) to develop a 200-pound tracked robot to enable soldiers and first responders to tackle dangerous missions more effectively.
Highlights for Fiscal 2005 include:
•	Fiscal 2005 revenues grew 49 percent to nearly $142 million, compared to $95 million in Fiscal 2004; and Fiscal 2005 pre-tax income grew to $2.8 million, compared to $0.4 million in Fiscal 2004.
•	For Fiscal 2005, gross profit grew 74 percent to $47.7 million (33.6 percent of sales), as compared to $27.4 million (28.8 percent of sales) in Fiscal 2004.
•	For Fiscal 2005, net income was $2.6 million as compared to $0.2 million for Fiscal 2004.
•	Fully diluted earnings per share for Fiscal 2005 were $0.11 per share as compared to $0.01 per fully diluted share for Fiscal 2004.
•	The continued acceptance of iRobot PackBot® Tactical Mobile Robots by the U.S. military, as evidenced by the deployment of more than 300 units, primarily used in Iraq and Afghanistan.
•	Overall sales of iRobot home robots have reached more than 1.5 million units since 2002.

•	Continued funded research & development efforts under the company’s $51.6 million contract to design the Small Unmanned Ground Vehicle, a smaller, lighter PackBot for the U.S. Army’s Future Combat Systems program — one of the Department of Defense’s largest and most significant transformational programs.
“iRobot generated significant year-over-year growth in 2005, as our products achieved substantial gains in military and consumer markets,” said Colin Angle, iRobot’s co-founder and chief executive officer. “We are confident that iRobot’s intelligent, practical and easy-to-use robot technology will enable us to expand our existing market leadership, as well as to target new markets such as law enforcement, homeland security, commercial cleaning and elder care.”
Earnings Conference Call
iRobot will host a conference call today at 5:30 p.m. (EST) to discuss its financial results for the fourth quarter and fiscal year ended Dec. 31, 2005 and its financial outlook for 2006. To access the call, investors can dial (913) 981-5591 approximately 10 minutes prior to the initiation of the teleconference. Investors should reference iRobot. The conference call also will be available via the company’s Web site at www.irobot.com in the Investor Relations section, under events and presentations, http://investors.irobot.com/events.cfm. The webcast and a digital replay of the conference call will be available through midnight on Tuesday, Feb. 28, 2006. To access the conference call replay, investors should dial (719) 457-0820, enter access code 9314037.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE™ Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
Safe Harbor
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning product development and marketing plans, and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; fluctuations in our operating results and the seasonality of our business; our ability to enhance our current consumer robots or develop new consumer robots; our dependence on the U.S. federal government and government contracts; our ability to expand our product offering beyond our current markets; market acceptance of our products; our ability to manage our rapid growth; changes in government policies or spending priorities; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	(unaudited)		(audited)
	2005	2004	2005	2004

Revenue
Product revenue	$41,508	$33,558	$124,547	$82,147
Contract revenue	4,977	3,865	17,352	12,365
Royalty revenue	7	62	69	531

Total	46,492	37,485	141,968	95,043

Cost of Revenue
Product revenue	26,502	24,290	81,822	59,321
Contract revenue	3,552	2,924	12,476	8,371

Total	30,054	27,214	94,298	67,692

Gross profit	16,438	10,271	47,670	27,351

Operating Expense
Research & development	3,230	1,735	11,506	5,504
Selling & marketing	10,194	6,104	21,765	14,106
General & administrative	3,134	1,973	11,891	7,298
Stock based compensation	186	—	398	—

Total	16,744	9,812	45,560	26,908

Operating income	(306)	459	2,110	443
Other income (expense)	405	(32)	676	(80)

Pre-tax Income	99	427	2,786	363
Income tax expense	84	19	176	144

Net Income	$15	$408	$2,610	$219

Net income attributable to common stockholders	$12	$214	$1,553	$118

Net income per common share:
Basic	$0.00	$0.02	$0.13	$0.01
Diluted	$0.00	$0.01	$0.11	$0.01
Shares used in Per Common Share Calculations (1)
Basic	17,811	9,824	12,007	9,660
Diluted	24,349	20,116	14,331	19,183
(1) Note shares used in the full year 2005 income per common share exclude the impact of the conversion of our preferred stock as required under GAAP, as they were antidilutive to earnings.

iRobot Corporation
Condensed Consolidated Balance Sheet
(audited, in thousands)

	December 31,	December 31,
	2005	2004
Assets
Cash and equivalents	$76,064	$19,441
Accounts receivable	23,045	13,259
Unbilled revenues	1,424	774
Inventory	15,903	7,668
Other current assets	1,533	400

Total current assets	117,969	41,542
Property, plant and equipment, net	6,966	3,513
Other assets	—	82

Total assets	$124,935	$45,137

Liabilities and stockholders’ equity
Accounts payable	$23,721	$19,581
Accrued expenses	3,484	2,643
Accrued compensation	4,002	3,151
Provision for contract settlement	5,154	5,191
Deferred revenue	1,018	1,288

Total current liabilities	37,379	31,854

Long term liabilities	—	67

Stockholders’ equity	87,556	13,216

Total liabilities and stockholders’ equity	$124,935	$45,137